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                                             FMC Corporation
SIGNATURE                                    Quarterly Report
                                             on Form 10-Q for
                                             March 31, 1995


Exhibit 15.2   Letter re: Unaudited Interim Financial Information
               --------------------------------------------------



April 13, 1995

Securities and Exchange Commission
Washington, D.C.   20549



We are aware of the incorporation by reference in the Registration Statements (Form S-3 No. 33-45648, Form S-8 No. 33-10661 and Form S-8 No. 33-7749) of FMC
Corporation for the registration of its common stock of our report dated
April 13, 1995 relating to the unaudited condensed interim financial statements of United Defense, L.P. which is included in the Form 10-Q of FMC Corporation for the quarter ended March 31, 1995.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


Ernst & Young LLP